Exhibit 10.41

WARRANT AGREEMENT

among

UNIVERSITY FANCARDS LLC

AND

PAYMENT DATA SYSTEMS, INC.

Dated as of August 21, 2018

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Warrant Agreement”) is made and entered into as of July 31, 2018 (the “Effective Date”) by and among Payment Data Systems, Inc., a Nevada corporation (“Payment Data”), and University Fancards, LLC, a Delaware limited liability company (“Fancards”). Payment Data and Fancards are referred to in this Warrant Agreement collectively as the “Parties” and singularly as a "Party."

Preamble

Payment Data and Fancards have entered into a Prepaid Card Marketing and Processing Agreement, dated as of August 21, 2018 (the “Prepaid Agreement”). As consideration between the Parties for entering into the Prepaid Agreement, the Parties hereby enter into this Warrant Agreement, providing, among other things, that Fancards shall be entitled to receive warrants to acquire shares ("Shares") of common stock of Payment Data, $0.001 par value (the “Common Stock”), pursuant to the terms and conditions provided herein (all such warrants being referred to herein as the “Warrants”).

This Warrant Agreement sets forth the agreement of the Parties with respect to the Warrants.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

ARTICLE 1

WARRANTS

1.1.     Issuance of Warrants.

(a)     Warrant. In consideration of Fancards entering into the Prepaid Agreement and issuing cards under this Prepaid Agreement, on the date that the first financial transaction is processed on a card account issued under the Prepaid Agreement (the “Issue Date”), Payment Data will issue to Fancards a Warrant representing the right to acquire 150,000 Shares at a strike price ("Strike Price") as determined in Section 1.3 below, subject to the vesting provision in Section 1.2 below, and will deliver to Fancards a Warrant Certificate representing such Warrant. The form of certificate representing the Warrant (the “Warrant Certificate”) is attached hereto as Exhibit A.

(b) The Warrants will vest as described below in Section 1.2 and will be exercisable once vested and ending five (5) years after the Issue Date; provided, however, that Payment Data shall have the right to cause Fancards to purchase the Shares underlying the Warrants (the "Call") on the terms and conditions specified in Section 3.3 of this Warrant Agreement.

1.2.     Vesting.

(a)      The Warrants will vest as follows:

(i)      Warrants to purchase 30,000 Shares vest immediately on the Issue Date.

(ii)     If the Prepaid Agreement is still active, and has not been terminated by either party pursuant to the terms of the Prepaid Agreement as of the Vesting Date, and all undisputed invoices prior to the Vesting Date shall have been paid by Fancards, pursuant to Section 12.2 of the Prepaid Agreement, as of the Vesting Date, Warrants to purchase the number of Shares listed on Schedule A will vest as follows:

Schedule A

Vesting Date	Shares
7/31/2019	30,000
7/31/2020	30,000
7/31/2021	30,000
7/31/2022	30,000

1.3      Exercise Price. The Strike Price for the Shares issuable pursuant to Warrant is $1.80 per Share (the “Strike price”) for the Warrants vesting on the Issue Date. The Strike Price for the Warrants vesting pursuant to Schedule A will be the lesser of $2.00 per Share or one hundred and twenty percent (120%) of the Market Price of the Common Stock on the Vesting Date of the Warrant.

1.4     Execution of Warrant Certificates.      Warrant Certificates may be signed on behalf of Payment Data by any person authorized by Payment Data.

1.5     Registration.      Payment Data shall maintain, or cause to be maintained, a registry setting forth the name and address of the record holder of the Warrants, and absent evidence of sale or transfer reasonably acceptable to it, may treat the record holder of the Warrants as reflected on the registry as the owner of the Warrants for all purposes.

1.6     Mutilated or Missing Warrant Certificates. If any Warrant Certificates are mutilated, lost, stolen, or destroyed, Payment Data shall issue, in exchange and substitution for and upon cancellation of such Warrant Certificate, a new Warrant Certificate representing an equivalent number of Warrants, but only upon receipt of evidence of such loss, theft, or destruction reasonably satisfactory to Payment Data or, if requested by Payment Data, upon receipt of a duly executed indemnification agreement reasonably satisfactory to Payment Data.

1.7     Manner of Exercise of Warrants. Subject to the provisions of this Warrant Agreement, Fancards shall have the right to purchase from Payment Data at the applicable Strike Price, and Payment Data shall issue and sell to Fancards, the number of Shares of Common Stock represented by each Warrant exercised, upon surrender to Payment Data at its principal office of the Warrant Certificate representing such Warrant, together with a Form of Warrant Subscription in substantially the form of Exhibit B attached hereto, completed and signed, and upon payment to Payment Data of the Strike Price in lawful money of the United States of America. Any exercise of a Warrant shall be irrevocable.

1.8      Cashless Exercise. In lieu of exercising this Warrant by payment of cash pursuant to Section 1.7 above, and only in the event that the Shares are not registered, Fancards may elect to receive the number of Shares equal to the value of this Warrant (or the portion thereof being exercised), by surrender of this Warrant (or the portion thereof being exercised) to the Company, together with the exercise form attached hereto, in which event Payment Data will issue to Fancards Shares in accordance with the following formula:

X =	Y(A-B)

Where,
	X	=	The number of Shares to be issued to Fancards;
	Y	=	The number of Shares for which the Warrant is being exercised;
	A	=	The fair market value of one Share; and
	B	=	The Strike Price.

For purposes of this Section 1.8, the fair market value of a Share is defined as follows:

(i)     if Payment Data’s common stock is traded on a national securities exchange, the OTCQB or OTCQX, the value shall be deemed to be the closing price on such exchange, the OTCQB or OTCQX, as the case may be, on the trading day immediately prior to the exercise form being submitted in connection with the exercise of the Warrant; or

(ii)     if Payment Data’s common stock is not then traded on a securities exchange, the OTCQB or OTCQX and if prices for Payment Data’s common stock are then reported on the “Pink Sheets” published by OTC Markets Group, Inc., the value shall be deemed to be the closing bid prior to the exercise form being submitted in connection with the exercise of the Warrant so reported; or

(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by Payment Data’s Board of Directors; provided that such value shall be communicated in writing to Fancards within ten (10) days of submission and Fancards shall have the right to revoke the election within three (3) days thereafter.

1.9     Issuance of Shares Upon Exercise.    Upon exercise of a Warrant, Payment Data shall issue and cause to be delivered to Fancards, registered in the name of Fancards or an affiliate thereof as directed by Fancards, a certificate representing the Shares issuable upon the exercise of such Warrant. Such certificate shall be deemed to have been issued and Fancards shall be deemed to have become a holder of record of such Common Stock as of the date of surrender of the Warrant Certificate and payment of the Strike Price. The Warrants shall be exercisable, at the election of Fancards, either as an entirety or for part of the number of Shares specified in the Warrant Certificate representing such Warrants. If less than all of the Shares evidenced by a Warrant Certificate are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates shall be issued by Payment Data, registered in the name of Fancards, representing the remaining unexercised number of Shares evidenced by the Warrant Certificate so surrendered. All Warrant Certificates surrendered upon the exercise of Warrants shall be canceled by Payment Data.

1.10     Payment of Expenses and Taxes.     Payment Data shall pay all expenses and taxes imposed by law or any governmental agency, including any documentary stamp taxes, attributable to the issuance of Shares upon the exercise of Warrants; provided, however that Fancards shall be solely responsible for any income taxes attributable to it in connection with the issuance or exercise of the Warrants or ownership of any Shares issued upon the exercise of the Warrants.

1.11     Reservation of Shares. Payment Data covenants and agrees that, so long as any Warrants remain outstanding, Payment Data shall (i) at all times have authorized and reserved a number of Shares sufficient to provide for the exercise of the Warrants and (ii) assure that the Shares, when issued, will be fully paid and non-assessable.

1.12     Legend. The Warrants, and the Shares issued pursuant to the Warrants, if applicable, shall bear such restrictive legends as Payment Data, with the advice of counsel, shall deem reasonable to reflect the restrictions on transfer of the Warrants and Shares applicable to this Warrant Agreement.

1.13     Expiration.     If the Expiration Date is a day on which banking institutions are authorized by law to close, then the Warrants may be exercised on the next succeeding day which is not such a day in accordance with the terms herein.

ARTICLE 2

ADJUSTMENT PROVISIONS

2.1     Stock Dividends, Splits; Combinations. If Payment Data declares or pays a stock dividend on the Common Stock, or if Payment Data’s outstanding shares of Common Stock are subdivided into a greater number of shares of Common Stock, the Strike Price shall, simultaneously with the effectiveness of such subdivision or stock dividend, be proportionately reduced, and conversely, if Payment Data’s outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the Strike Price shall, simultaneously with the effectiveness of such combination, be proportionately increased.

2.2     Adjustment of Shares Issuable Upon Exercise of Warrants. Upon each adjustment of the Strike Price as a result of the calculations made pursuant to this Article 2, each Warrant outstanding prior to the making of the adjustment in the Strike Price shall thereafter be treated as that number of Warrants, and shall evidence the right to purchase, at the adjusted Strike Price, that number of Shares (calculated to the nearest hundredths), obtained by (i) multiplying the number of Shares purchasable upon exercise of a Warrant prior to adjustment by the Strike Price in effect prior to adjustment and (ii) dividing the product so obtained by the Strike Price in effect after such adjustment of the Strike Price.

 2.4     Notice of Adjustment to Holders.   Upon the occurrence of each adjustment or readjustment of the Strike Price, Payment Data, at its expense, shall compute such adjustment or readjustment in accordance with the terms hereof. Promptly, and in no case more than twenty (20) Business Days after the occurrence of such adjustment or readjustment, Payment Data shall furnish Fancards with a certificate signed by Payment Data's chief financial officer, or other authorized officer, setting forth in reasonable detail (i) the Strike Price after such adjustment or readjustment; (ii) the method of calculation and the facts upon which such calculation was based; and (iii) the number of Shares purchasable upon exercise of a Warrant after such adjustment or readjustment.

2.6     Certain Other Actions Prohibited.  Payment Data shall not by amendment of its charter documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the provisions of this Warrant Agreement, but shall at all times in good faith assist in the carrying out of all of the provisions of this Warrant Agreement.

ARTICLE 3

TRANSFER OF WARRANTS; TERMINATION OF WARRANTS; CALL OF WARRANTS

3.1     Restriction on Transfer. Notwithstanding any other provision of this Warrant Agreement, Shares of Common Stock held by Fancards pursuant to an exercise of a Warrant must be held by Fancards for the lesser of (i) two (2) years and (ii) such shorter period as may be required by applicable securities law, in each case following such exercise before such Shares may be pledged, loaned, sold, encumbered, or otherwise transferred.

3.2     Termination of Warrants. Upon the termination of the Prepaid Agreement, this Warrant Agreement and all rights and responsibilities of either party hereunder shall terminate immediately and Fancards will automatically forfeit any unvested Warrants under this Warrant Agreement; provided, however, that (1) all Warrants vested before the termination of the Prepaid Agreement may be exercised by Fancards under this Warrant Agreement until the respective Expiration Dates of such Warrants; and (2) if the Prepaid Agreement is terminated by Payment Data for a reason other than a breach of the Prepaid Agreement by Fancards, then this Warrant Agreement shall terminate upon the first anniversary of the date of the termination of the Prepaid Agreement.

3.3      Call Provision. Payment Data has the right to Call the exercise of the Warrants upon twenty (20) calendar days’ notice and (i) upon a Change of Control of Payment Data (as defined below) or (ii) at any time after the date of the issuance of the Warrants; provided, however, that Payment Data is not permitted to Call the exercise of any Warrant unless the Market Price exceeds the Strike Price by 300 percent on the day of the Call. If Fancards does not exercise the Warrants that are subject to a Call in accordance with Section 1.7 or 1.8 hereof, such Warrants will be forfeited by Fancards immediately. Notwithstanding the foregoing, Payment Data shall not be entitled to call Warrants which require payment of subscription funds by Fancards of more than $100,000 in any 12-month period.

For purposes of Section 1.3 and this Section 3.3, Market Price on a given date shall be determined by the closing bid price of the Common Stock on the Nasdaq, or the exchange on which the Common Stock is then trading, on the day preceding such Call date. When a Call is made, Shares will be issued upon exercise of the Warrants pursuant to the terms and conditions of this Warrant Agreement. “Change in Control” shall mean the occurrence of any of the following after the Effective Date:

(i)  one person (or more than one person acting as a group) acquires ownership of stock of Payment Data that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation; provided that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of Payment Data’s stock and acquires additional stock;

(ii)  a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(iii)  the sale of all or substantially all of Payment Data’s assets.

Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of Payment Data, a change in effective control of Payment Data, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A.

For purposes of the definition of “Change of Control”, the following definitions shall be applicable:

(i) The term “person” shall mean any individual, corporation or other entity and any group as such term is used in Section 13(d) (3) or 14(d) (2) of the Exchange Act.

(ii)  Any person shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation:

a. which that person owns directly whether or not of record, or

b. which that person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, or

c. which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (b) above, by an “affiliate” or “associate” (as defined in the rules of the Securities and Exchange Commission under the Securities Act of 1933, as amended) of that person, or

d. which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (b) above), by any other person with which that person or his “affiliate” or “associate” (defined as aforesaid) has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation.

(iii)  The outstanding shares of capital stock of the Corporation shall include shares deemed owned through application of clause (ii) (b), (c), and (d) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

3.4     Registration Rights. At Payment Data’s sole discretion, Payment Data may piggyback the registration of the Common Stock underlying the Warrants issued under this Warrant Agreement for resale and distribution under the Securities Act of 1933, as amended, and applicable state securities laws to a later registration of Payment Data’s $0.001 par value common stock at such time as is convenient to Payment Data, in its sole discretion.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1     Securities Representations of Fancards.

(a)     Fancards acknowledges that, based on its representations in this Warrant Agreement, the Warrants and Shares have not been registered under the Securities Act, in reliance on the non-public offering exemptions contained therein, as well as under applicable state securities laws.

(b)     Fancards is an Accredited Investor. Fancards hereby represents that it has the capacity to protect its interests in connection with the transactions contemplated hereby.

(c)     Fancards is acquiring the Warrants and Shares for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. The Shares and Warrants are being and will be acquired by Fancards for investment purposes (meaning with a current intention to hold for an indefinite period).

(d)     Fancards has been given full access to all material information concerning the condition, proposed operations, and prospects of Payment Data. Fancards and its advisors, if any, have had an opportunity to ask questions of, and to receive information from Payment Data concerning the terms and conditions of Fancards’s investment in Payment Data, and to obtain any additional information necessary to verify the accuracy of the information and data received by Fancards.

(e)     Fancards has made either alone or together with its advisors, if any, such independent investigation of Payment Data and related matters as Fancards deems to be, or Fancards’s advisors, if any, have advised to be, necessary or advisable in connection with the acquisition of the Warrants, and Fancards and its advisors, if any, believe to be necessary in order to reach an informed decision as to the advisability of acquiring of the Warrants.

ARTICLE 5

FUTHER REPRESENTATIONS AND WARRANTIES OF THE PARTIES

5.1.     Organization. Each Party is a business entity duly organized, validly existing, and in good standing under the laws of its state of organization. Each Party has all requisite corporate power and authority to enter into and perform this Warrant Agreement and to consummate the transactions contemplated hereby. Each Party is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on this Warrant Agreement or the other Party.

5.2.     Authority. Each Party has full power and authority to execute, deliver, and perform this Warrant Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by each Party of this Warrant Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary actions by such Party, and no other proceedings other than actions previously taken on the part of the Parties is necessary to authorize this Warrant Agreement and the consummation of the transactions contemplated hereby. This Warrant Agreement has been duly authorized, executed, and delivered by each of the Parties and constitutes the legal, valid, and binding obligations of the Parties enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

ARTICLE 6

MISCELLANEOUS

6.1     Certain Definitions.

(a)     Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

"Accredited Investor" has the same meaning as in Section 501(a)(3) of Regulation D promulgated under the Securities Act.

"Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute.

"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

(b)     Unless the context of this Warrant Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, and to the part include the whole. The term "including" is not limiting and the term "or" has the inclusive meaning represented by the term "and/or." The words "hereof," "herein," "hereunder," and similar terms in this Warrant Agreement refer to this Warrant Agreement as a whole and not to any particular provision of this Warrant Agreement. References to "Articles," "Sections," "Subsections," "Exhibits," and "Schedules" are to Articles, Sections, Subsections, Exhibits, and Schedules, respectively, of this Warrant Agreement, unless otherwise specifically provided.

6.2.     Survival of Representations and Warranties. Unless otherwise specified in this Warrant Agreement, the representations and warranties of the Parties contained herein shall survive the Effective Date for a period expiring at the close of business on the first anniversary of the Expiration Date of the last Warrant.

6.3.     Reliance by Payment Data. Notwithstanding the right of each Party to investigate the business and company assets and financial condition of the other Party, and notwithstanding any knowledge determined or determinable by such Party as a result of such investigation, each Party has the unqualified right to rely upon, and has relied upon, each of the representations and warranties made by the other Party in this Warrant Agreement.

6.4.     Notice. All notices, consents, or other communications required or permitted to be given under this Warrant Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered personally; (ii) three Business Days, with a “Business Day” being any day other than a Saturday, a Sunday, or a U.S. federal holiday, after being mailed by first class certified mail, return receipt requested, postage prepaid; or (iii) one Business Day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the other Party at its address stated below. Notices may also be given by facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notices shall be directed as follows:

If to Fancards:

University Fancards, LLC

450 Century Park South, Suite 100-B

Birmingham, AL 35226

Attn: Lynn Boggs

If to Payment Data:

3611 Paesanos Parkway, Suite 300

San Antonio, Texas 78231

Facsimile: (210) 249-4130

Attn: Louis Hoch

Any Party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other Parties in accordance with this Section 6.4, except that any such change of address notice shall not be effective unless and until received.

6.5.     Expenses. Except as expressly set forth herein, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Warrant Agreement and the transactions contemplated hereby.

6.6.     Applicable Law. This Warrant Agreement shall be governed by and construed in accordance with the law of the State of Texas without giving effect to any choice or conflict of law provision or rule. Venue will be in San Antonio, Texas for all purposes.

6.7.     Headings. The article and section headings contained in this Warrant Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Warrant Agreement.

6.8.     Successors and Assigns. This Warrant Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors. No Party may assign this Warrant Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party. Any such attempted assignment will be void.

6.9.     Amendments and Waivers. No amendment or waiver of any provision of this Warrant Agreement shall be valid unless the same shall be in writing and signed by both Parties. No waiver by any party of any default, misrepresentation, or breach of a warranty or a covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of a warranty or a covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

6.10.     Parties in Interest. Nothing in this Warrant Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Warrant Agreement on any persons other than the Parties, nor is anything in this Warrant Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Warrant Agreement, nor shall any provision give any third party any right of subrogation over or action against any Party to this Warrant Agreement.

6.11.     Interpretation. The Parties have participated jointly in the negotiation and drafting of this Warrant Agreement. In the event an ambiguity or question of intent or interpretation arises, this Warrant Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Warrant Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

6.12.     Severability. Any term or provision of this Warrant Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

6.13.     Counterparts. This Warrant Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties to this Warrant Agreement. Any signature of a Party in this Warrant Agreement that is by facsimile shall be deemed an original signature.

6.14.     Incorporation of Exhibits. The Schedules and Exhibits identified in this Warrant Agreement are incorporated herein by reference and made a part hereof.

6.15.     Entire Agreement. This Warrant Agreement and the other documents, agreements, and instruments executed and delivered pursuant to or in connection with this Warrant Agreement or referred to herein, contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto.

6.16.     Time is of the Essence. With respect to all time periods and dates set forth in this Warrant Agreement, time is of the essence.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have executed this Warrant Agreement as of the day and year first above written.

PAYMENT DATA SYSTEMS, INC.,

a Nevada corporation

By:	/s/ Louis A. Hoch

Name:	Louis A. Hoch

Title:	President & CEO

University Fancards LLC, a Delaware limited liability company

By:	/s/ Lynn Boggs

Name:	Lynn Boggs

Title:	CEO

Exhibit A

Form of Warrant Certificate

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SHARES PURCHASABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT, THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND ANY APPLICABLE STATE SECURITIES LAWS.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO AND ARE SUBJECT TO A WARRANT AGREEMENT THAT FIXES THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE HOLDER OF THESE WARRANTS AND PLACES CERTAIN RESTRICTIONS ON THE TRANSFERABILITY OF THE WARRANTS. A COPY OF THE WARRANT AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL OFFICE.

COMMON STOCK WARRANT CERTIFICATE

VOID AFTER _________________	For the Purchase of __________ Shares of Common Stock

Payment Data Systems, Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received University Fancards LLC., a Delaware limited liability company (the "Holder"), is the registered holder of                                        (           ) Warrants (the “Warrants”) to purchase                                    (           ) shares (the “Shares”) of the $0.001 par value common stock of the Company (“Common Stock”). Each Warrant entitles the Holder to purchase from the Company that number of fully paid and non-assessable Shares of Common Stock specified herein at an initial strike price of $_____________ per Share (“Strike Price”), subject to adjustment of such number of Shares and such Strike Price as provided in the Warrant Agreement by and between the Company and the Holder.

The Holder’s right to purchase Shares hereunder shall be exercised by surrender to the Company of this Warrant Certificate, together with an executed Form of Warrant Subscription (attached hereto) and payment of the aggregate Strike Price of the Shares exercised that underlie the Warrants, at the principal executive office of the Company, upon the terms and subject to the conditions set forth in this Warrant Certificate and in the Warrant Agreement referred to herein.

The Warrants represented by this Warrant Certificate are part of a duly authorized issue of warrants to purchase (subject to the satisfaction of certain conditions as set forth in the Warrant Agreement) up to an aggregate of                                   (           ) shares of Common Stock and have been issued pursuant to the Warrant Agreement. The Warrant Agreement is incorporated in this Warrant Certificate by this reference and must be referred to for a description of the rights, obligations, and duties of the Company and the Holder of the Warrants issued pursuant to the Warrant Agreement.

If, upon any exercise of Warrants represented by this Warrant Certificate, the number of Shares exercised is less than the total number of Shares represented by this Warrant Certificate, there shall be issued to the Holder a new Warrant Certificate representing the number of Shares not exercised.

This Warrant Certificate, when surrendered to the Company in accordance with the terms of the Warrant Agreement, may be exchanged without payment of any service charge for another Warrant Certificate or Warrant Certificates representing in the aggregate a like number of Warrants.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by the person named below thereunto duly authorized.

DATED: ____________ ___, _________

Payment Data Systems, Inc.,

a Nevada corporation

By:       ____________________________

Name:  ____________________________

Title:    ____________________________

Exhibit B

Form of Warrant Subscription

(To be signed only upon exercise of Warrant)

TO:     Payment Data Systems, Inc.

The undersigned, the holder of the Warrants represented by the attached Warrant Certificate (the “Holder”), hereby irrevocably elects to exercise the purchase right represented by such Warrants for, and to purchase thereunder, ____________* shares of the $0.001 par value common stock (the “Shares”) of Payment Data Systems, Inc. (the “Company”) and herewith makes payment, as provided in the Warrant Agreement and the Warrant Certificate, of US $______________ therefor. The Holder hereby requests that the Company issue ____________ Shares and requests that the certificate(s) for such Shares be issued in the name of, and delivered to, University Fancards LLC

Or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Shares of the Company under the Warrant for ______ Shares, as determined in accordance with the following formula:

	X		= Y(A-B)
A
Where,
	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Warrant is being exercised;
	A	=	The fair market value of one Share which is equal to $_____; and
	B	=	The Strike Price which is equal to $______ per share

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Warrant has not been converted.

FROM: University Fancards LLC

By:      ______________________________

Name: ______________________________

Title:   ______________________________

Date:  ______________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate)

*     Insert here the number of Shares called for on the face of the Warrant Certificate. (Or, in the case of a partial exercise, the portion thereof as to which the Warrants are being exercised, in either case, without making any adjustment for additional Shares that, pursuant to the adjustment provisions of the Warrant Agreement, may be deliverable upon exercise.)